EXHIBIT 10.6

January 8, 1999                                                    CONFIDENTIAL

                            MEDE AMERICA CORPORATION
                            ------------------------
                  $25,000,000 SENIOR SECURED CREDIT FACILITIES
                  --------------------------------------------
                               COMMITMENT LETTER
                               -----------------

MedE America Corporation
90 Merrick Avenue, Suite 501
East Meadow, NY 11554

Attention: Mr. Richard Bankosky

Ladies and Gentlemen:

NationsBank N.A. ("NationsBank") is pleased to advise you that it is willing, subject to credit approval, and to the terms and conditions contained in this letter and in the attached Summary of Terms and Conditions (the "Term Sheet"), to commit up to $25,000,000 of senior secured credit facilities (the "Senior Facilities").

It is agreed that NationsBank will act as the sole and exclusive Administrative Agent for the Senior Facilities. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet) will be paid in connection with the Senior Facilities unless you and we shall so agree.

In addition to the conditions to funding or closing set forth herein and in the Term Sheet, NationsBank's commitment to provide financing hereunder is subject to, among other conditions, (i) approval of the credit facility by NationsBank;
(ii) satisfactory completion of due diligence with respect to the borrower's operations and business affairs by NationsBank in its sole discretion; (iii) the negotiation and execution of a definitive credit agreement (the "Credit Agreement") and other related documentation satisfactory to the Lenders' (iv) there being no material adverse change in the reasonable opinion of NationsBank in the financial condition, business, operations, properties or prospects of the Borrower and its consolidated subsidiaries from the date of the audited financial statements most recently provided prior to the date hereof; (v) there be no competing offering, placement, or arrangement of any debt securities or bank financial by or on behalf of the Borrower, until the closing of the transaction.

Whether or not the transactions contemplated hereby are consummated, the Borrower hereby agrees to indemnify and hold harmless NationsBank, and their respective directors, officers, employees and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way related to this commitment letter, or the providing of the Senior Facilities, and to reimburse each indemnified person, upon its demand, for any legal or other expenses (including the allocated cost of in-house counsel) incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither NationsBank, nor any of their affiliates, shall be responsible or liable to the Borrower or any other person for any consequential damages which may be alleged.

MedE America Corporation
January 8, 1999

Page 2

In addition, the Borrower hereby agrees to reimburse NationsBank from time to time upon demand for their reasonable out-of-pocket costs and expenses incurred at any time, including (i) attorneys' fees and allocated costs of internal counsel (without duplication) in connection with the preparation and delivery of the Credit Agreement and all related documents, and (ii) costs and expenses in connection with due diligence and the negotiation, closing, and enforcement of the Senior Facilities, regardless of whether the Senior Facilities close. The Borrower shall also pay all costs and expenses of the Administrative Agent associated with amendments and other charges to the Credit Agreement, and all costs and expenses of the Lenders in the collection of the obligations of the Borrower (including reasonable attorney's fees and allocated costs of internal counsel).

Upon your delivery to us of a signed copy of this letter, this letter shall become a binding agreement under New York law as of the date so accepted. NationsBank's commitment hereunder shall remain in effect until 5:00 p.m. New York time, on February 15, 1999 when, if not to accepted, NationsBank commitment hereunder will terminate. This commitment will expire on March 31, 1999 if the Senior Facilities have not closed on or before that date.

We are pleased to have the opportunity to work with you on this important financing.

Very truly yours,

NATIONSBANK N.A.

By:  /s/
   ------------------------------
Title: Attorney-in-fact

   ------------------------------

ACCEPTED AND AGREED TO:

MEDE AMERICA CORPORATION

THIS 8TH DAY OF JANUARY, 1999

By:
   ----------------------------

Title:
      -------------------------

CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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                      SUMMARY OF TERMS AND CONDITIONS (1)

                            MEDE AMERICA CORPORATION
                  $25,000,000 SENIOR SECURED CREDIT FACILITIES


BORROWER:          MEDE AMERICA CORPORATION ("MedE" or the "Borrower").

GUARANTORS:        All material operating  subsidiaries and holding companies of the Borrower.

ADMINSTRATIVE      NationsBank   N.A.  (in  such   capacity   "NationsBank"   or
                   "Administrative Agent")

FACILITIES:        Senior Secured Credit Facility (the "Senior  Facility") up to
                   $25,000,000 consisting of a two year non amortizing Revolving
                   Credit Facility.

LENDERS:           NationsBank   N.A.,   and   other   financial    institutions
                   satisfactory to NationsBank.

PURPOSE: Senior Facility will be used for working capital, general corporate purposes and acquisitions. All acquisitions shall be subject to the approval of the Administrative Agent, and be in a similar line of business, and there shall exist no Default or Event of Default under the Senior Facility.

AVAILABILITY:      Senior  Facility will be available on a revolving basis after the closing ("Closing Date") and prior to the maturity thereof.

MATURITY DATE:     Two year  anniversary  of the Closing Date, but no later than
                   February 28, 2001.

MANDATORY
PREPAYMENTS/
COMMITMENT
REDUCTIONS:        The Senior Credit Facility will be prepaid by an amount equal to (i) 100% of the net cash proceeds of all asset sales by the


---------------------
(1) Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Commitment Letter to which this Exhibit A is attached.

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BANK OF AMERICA

CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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
                   Company net of all selling expenses and taxes to the extent that taxes are paid;

                   (ii) 100% of the net cash proceeds of the issuance of any debt; and
                   (iii) 50% of the net cash proceeds of the issuance of any equity.

                   Senior  Facility  will  be  required  to be  prepaid  or cash
                   collateralized,   as   appropriate,   if  at  any   time  the
                   outstanding amount thereof exceeds the total commitments, and the Senior Facility will terminate,  upon the occurrence of a change of control (to be defined) of the Borrower.

COLLATERAL:        Substantially  similar to that in existing credit  agreement, including, but not limited to:

                   (1) A first lien on all the present and future  assets of the
                       Company and its subsidiaries.
                   (2) Stock of all present and future subsidiaries.

BORROWING
OPTIONS: At the Borrower's option, interest on borrowings shall accrue on the following indexes plus the applicable spreads.

                   Eurodollar Rate: The Interbank  Offered Rate (IBOR) for 1, 2,
                   3, 6 month dollar deposits as offered by NationsBank to prime international banks in the offshore dollar market at 11:00 a.m. New York time two business days prior to the borrowing date, adjusted for reserve requirements.

                   Base Rate: The higher of (a) the rate as publicly announced from time to time by NationsBank as its "Reference Rate" or
                   (b) Federal Funds Rate plus one-half of one percent per annum. Any change in the Base Rate shall take effect at the opening of business on the date specified in the public announcement of such change in the case of clause (a) above, or on a daily basis in the case of clause (b) above.

BORROWING RATE:    Initial  pricing with respect to Base Rate Loans will be Base
                   Rate + 75 bps with a Pricing Grid to be determined.

                   Initial pricing with respect to Eurodollar Loans will be LIBOR + 175 bps with a Pricing Grid to be determined.

                   Interest on Base Rate borrowings are to accrue based on a 365
                   (6)-day year and actual days elapsed.  Interest on Eurodollar

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BANK OF AMERICA


CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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                   borrowings and all fees are to accrue based on a 360-day year and actual days elapsed.

INTEREST PAYMENTS: Interest on Base Rate advances shall be payable  quarterly in arrears. In the case of Eurodollar Loans, the earlier of the end of each applicable interest period or quarterly in arrears.

UPFRONT FEE:       2.0% of the total amount of the Senior Facilities.

COMMITMENT FEE:    Commitment  Fee  equal to 0.50%  per  annum  times  the total amount  of the  Senior  Facility.  Commitment  Fees  shall be payable quarterly in arrears.

ADMINISTRATIVE
AGENT FEE:         $25,000  payable at closing  and on each  annual  anniversary date therafter.

DEFAULT RATE:      2.00%  above  the rate  otherwise  applicable  rate of Senior
                   Facility.

DRAWDOWNS:         Revolver  drawdowns are at the Borrower's option with one day advance  notice (by 11:00  a.m.  New York time) for Base Rate
                   Loans and three  business days advance  notice (by 11:00 a.m.
                   New York time) for Eurodollar Loans, in minimum amounts to be determined.

VOLUNTARY
PREPAYMENTS:       Base Rate may be  prepaid  at any time,  with same day notice
                   (by  11:00  a.m.  New York  time).  Eurodollar  Loans  may be prepaid at any time with at least three business days advance notice (by 11:00 a.m. New York time), subject to compensating the Lenders for any  funding  losses and related  expenses in connection  with any prepayment  made on a day other than the last day of an interest period applicable thereto.  Voluntary prepayments  shall  be  subject  to  minimum  amounts  to  be determined.

TERMINATION OR
VOLUNTARY REDUCTION
OF THE FACILITIES: The Borrower may irrevocably  reduce  the  commitments  under the Senior Facility in amounts of at least $1,000,000 at any time on three business days advance notice.

DOCUMENTATION:     The Senior  Facility  will be subject to the  execution  of a credit agreement (the "Credit Agreement") containing suitable provisions  mutually  acceptable  to  the  Borrower  and  the
                   Administrative   Agent,   including,    without   limitation,
                   representations  and   warranties,  conditions  precedent  to
                   effectiveness,   conditions  precedent  to


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BANK OF AMERICA

CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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                   making  advances,  affirmative  and negative  convenants  and events of default, as outlined below.

REPRESENTATIONS
AND WARRANTIES:    Those  customarily  found in credit  agreements  for  similar financings and such additional representations and warranties as are appropriate under the circumstances, including but not limited to  representations  related to corporate  existence,
                   financial  condition,   litigation,  no  default,   corporate
                   authority,  subsidiaries,  copyrights, binding effect, ERISA, taxes, Investment Company Act, and other material agreements, investments,  compliance  with  laws  and  regulations,  full disclosure,  assets, solvency,  labor matters,  environmental manners,  proprietary  rights,  real property,  insurance and
                   Year 2000 compliance.


CONDITIONS TO
CLOSING: Those customarily found in credit agreements for similar financings and such additional conditions as are appropriate under the circumstances, including but not limited to:

                       o  MedE's  IPO  occurs on or before  March 31,  1999;
                       o Repayment and cancellation of existing bank credit facilities and other indebtedness;
                       o  All documents and agreements signed and delivered;
                       o  No Default or Event of Default;
                       o All representations and warranties are true as of the date of each advance;
                       o The Bank having completed (and being satisfied with) its business, legal, accounting and financial due diligence with respect to the operations and business affairs of the Borrower and its subsidiaries and with respect to the Senior Facility;
                       o No material adverse change in operations , business, properties, condition (financial or otherwise) or prospects of the Borrower or any of its subsidiaries taken as a whole ("Material Adverse Change");
                       o No material adverse effect in the ability of the Borrower or any of its subsidiaries to perform their obligations under the Senior Facilities;
                       o  No material adverse litigation
                       o  Collaterial documents


CONDITIONS TO EACH
ADVANCE (INCLUDING
INITIAL ADVANCE)     o No default or event of default under the Senior Facility.
                     o Continued  accuracy  in  all  material  respects  of  the representations and warranties.


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
CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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
AFFIRMATIVE
COVENANTS:         Standards for the  Administrative  Agent's similar financings and such others as the Administrative Agent deems appropriate in the context of the  proposed  Transaction,  including  the obtaining of interest  rate  protection  in amounts,  and for periods, to be determined.

FINANCIAL
COVENANTS:         Usual and customary for  transactions  of this type including but not limited to:

                   (i)   Maximum Leverage Ratio of 2.0x:
                   (ii)  Minimum Interest Coverage RAtio of 3.0x;
                   (iii) Minimum EBITDA TBD;
                   (iv)  Minimum Net Worth TBD

NEGATIVE
COVENANTS:         Standard for the  Administrative  Agent's similar  financings and such others as the Administrtive  Agent deems appropriate in the context of the proposed  Senior  Facility,  including, but not limited to:

                   o   Year 2000 Compliance required by 9/30/99
                   o   Change of control
                   o   Restrictions on lines of business.
                   o   Limitations  on  additional   indebtedness   and  leasing
                       obligations.
                   o   Restrictions on liens.
                   o   Limitations on investments.
                   o   Limitations  on dividends  and repayment of certain other
                       indebtedness.
                   o   Restrictions  on  consolidations,  mergers,  acquisitons,
                       dissolutions, etc.
                   o   Restrictions on asset dispostions.
                   o   Restrictions on sale-leaseback transactions.
                   o   Loan proceeds no to be used in violation of Regulation U.
                   o   Restrictions on transactions with affiliates.
                   o   Restrictions on the payment of management fees.


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
CONFIDENTIAL                                            MEDE AMERICA CORPORATION
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

EVENTS OF
DEFAULT: Standard for the Administrative Agent's similar financings and such others as the Agent deems appropriate in the context of the proposed Senior Facility.

INCREASED COSTS/
CHANGES OF
CIRCUMSTANCES/
CAPITAL ADQUACY/
INDEMNITIES:       The  Credit  Agreement  shall  contain  customary  provisions protecting  and  indemnifying  the  Lenders  in the  event of
                   unavailability  of  funding,  illegality,   increased  costs,
                   capital  adequacy  charges  and  funding  losses,  and  shall
                   provide  for  a  withholding   tax   gross-up,   and  general
                   indemnification of the Administrative Agent, by the Borrower.

EXPENSES:          The Borrower will pay all costs and expenses  incurred at any
                   time  by  the   Administrative   Agent  (including,   without
                   duplication,  reasonable  attorneys' fees and allocated costs of internal  counsel) in connection  with the preparation and delivery of the Credit  Agreement and all related  documents, and in  the  negotiation,  closing,  and  enforcement  of the
                   Facility,  regardless  of whether  the  Facility closes.  The
                   Borrower  shall  also  pay  all  costs  and  expenses  of the
                   Administrative  Agent  associated  with  amendments and other changes to the Credit  Agreement,  and all costs and expenses of the Lenders in the  collection of the  obligations  of the
                   Borrower (including  reasonable attorneys' fees and allocated costs  of  internal  counsel).


DOCUMENTATIONS:    Closing is subject to (among other conditions  precedent) the receipt by the  Administrative  Agent and the Lenders of loan documentation in form and substance satisfactory to them.

GOVERNING LAW:     State of New York.


This Summary of Terms and Conditions (the "Term Share") does not attempt to describe all of the terms and conditions that would pertain to the Senior Facility, nor do its terms suggest the specific phrasing of documentation clauses. This term sheet is not a commitment to provide, close or fund the Senior Facility. Instead, it is intended to outline certain points of business understanding around which the Senior Facility will be structured. The closing of any financial transaction relating to the Senior Facility would be subject to definitive loan documentation manually acceptable to the Borrower and the Administrative Agent and would include various conditions precedent, including without limitations the conditions set forth above.


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